UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 27, 2023

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2023, Gaucho Group Holdings, Inc. (the “Company”), through its wholly owned subsidiary, Gaucho Ventures I – Las Vegas, LLC (“GVI”), executed a Letter Agreement regarding LVH Holdings LLC (“LVH”) by and between the Company, SLVH LLC, a Delaware limited liability company (“SLVH”), and Timberline Development Partners LLC, a Texas limited liability company (“Timberline”), to suspend its business operations, terminate the development agreement with Timberline, distribute all of its available cash in excess of an agreed reserve, waive the provision requiring dissolution of LVH if no ground lease is signed, and release and terminate certain obligations of the members or their affiliates to contribute capital or perform services to or for the benefit of LVH. A copy of the Letter Agreement is filed as Exhibit 10.1 to this report.

As previously disclosed, on June 16, 2021, the Company, through GVI, entered into the Amended and Restated Limited Liability Company Agreement of LVH; on November 16, 2022, entered into the First Amendment to the Amended and Restated Limited Liability Company Agreement of LVH; on June 7, 2022, entered into the Second Amendment to the Amended and Restated Limited Liability Company Agreement of LVH; on December 12, 2022, entered into the Third Amendment to the Amended and Restated Limited Liability Company Agreement of LVH; and on June 30, 2023, entered into the Fourth Amendment to the Amended and Restated Limited Liability Company Agreement of LVH.

As of the date of the Letter Agreement, GVI and SLVH LLC comprise all of the members of LVH.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement regarding LVH Holdings LLC, dated September 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of September 2023.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO